TRINITY INDUSTRIES, INC.
14221 N. DALLAS PARKWAY, SUITE 1100
DALLAS, TX 75254

D99155-P87536

Your **Vote** Counts!

TRINITY INDUSTRIES, INC.

2023 Annual Meeting
Vote by May 7, 2023 11:59 PM ET. For shares held in a Plan, vote by May 3, 2023 11:59 PM ET.



You invested in TRINITY INDUSTRIES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 8, 2023.**

Get informed before you vote

View the Notice, Proxy Statement, and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 8, 2023
8:30 AM CDT

TRINITY INDUSTRIES, INC.
30283 220TH STREET
SHELL ROCK, IOWA 50670

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 1a. William P. Ainsworth	For
1b. Robert C. Biesterfeld Jr.	For
1c. John J. Diez	For
1d. Leldon E. Echols	For
1e. Veena M. Lakkundi	For
1f. S. Todd Maclin	For
1g. E. Jean Savage	For
1h. Dunia A. Shive	For
2. Approval of the Fifth Amended and Restated Trinity Industries, Inc. Stock Option and Incentive Plan.	For
3. Advisory vote to approve named executive officer compensation.	For
4. Advisory vote to approve the frequency of advisory votes on executive compensation.	1 Year
5. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023.	For
NOTE: Any other matters that may properly come before the meeting or any adjournment thereof.	

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